================================================================================


                            SCHEDULE 14A INFORMATION


                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement              [_]  Confidential, for Use of the
[_]  Definitive Proxy Statement                    Commission Only (as permitted
[_]  Definitive Additional Materials               by Rule 14a-6(e)(2))
[_]  Soliciting Material Pursuant to Section
     240.14a-11(c) or Section 240.14a-12




                             SALON MEDIA GROUP, INC.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)




Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:

Notes:

================================================================================

                            [SALON MEDIA GROUP LOGO]





                                                                October 21, 2004


Dear Stockholder:

         This year's annual meeting of Stockholders will be held on Wednesday, November 10, 2004 at 11:00 a.m. local time, at the office of Salon Media Group, Inc., located at 22 Fourth Street, 11th Floor, San Francisco, CA 94103. You are cordially invited to attend.

         The Notice of Annual Meeting of Stockholders and a Proxy Statement, which describe the formal business to be conducted at the meeting, follow this letter.

         It is important that you use this opportunity to take part in the affairs of Salon Media Group, Inc. by voting on the business to come before this meeting. After reading the Proxy Statement, please promptly mark, sign, date and return the enclosed proxy card in the prepaid envelope to assure that your shares will be represented. Regardless of the number of shares you own, your careful consideration of, and vote on, the matter before our stockholders is important.

         A copy of the Company's Annual Report on Form 10-K is also enclosed for your information. At the annual meeting we will review the Company's activities over the past year and our plans for the future. The Board of Directors and management look forward to seeing you at the Annual Meeting.




                                            Very truly yours,

                                            [insert signature]

                                            DAVID TALBOT
                                            CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                            [SALON MEDIA GROUP LOGO]
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                     TO BE HELD WEDNESDAY, NOVEMBER 10, 2004


TO THE STOCKHOLDERS:

         Notice is hereby given that the annual meeting of the stockholders of Salon Media Group, Inc. a Delaware corporation, will be held on November 10, 2004, at 11:00 a.m. local time, at our principal offices located at 22 Fourth Street, 11th Floor, San Francisco, CA for the following purposes:

         1. To elect: (i) two (2) Class I directors to hold office for a term of one year and until their respective successors are elected and qualified, (ii) two (2) Class II directors to hold a term of two years and until their respective successors are elected and qualified, and (iii) four (4) Class III directors to hold a term of three years and until their respective successors are elected and qualified.

         2. To approve the Salon Media Group, Inc. 2004 Stock Plan.

         3. To consider an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 50,000,000 to 600,000,000.

         4. To consider and approve up to four amendments to our Restated Certificate of Incorporation to effect a reverse split of our outstanding Common Stock by a ratio of between one-for-ten and one-for-twenty.

         5. To consider, approve and ratify the appointment of Burr, Pilger & Mayer LLP as the Company's independent registered public accounting firm for the fiscal year ending March 31, 2005.

         6. To transact such other business as may properly come before the meeting.

         Stockholders of record at the close of business on October 19, 2004 are entitled to notice of, and to vote at, this meeting and any adjournment or postponement. For ten (10) days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose relating to the Annual Meeting, during ordinary business hours at the Company's principal offices located at 22 Fourth Street, 11th Floor, San Francisco, CA 94103.


                               By order of the Board of Directors,

                               /s/ Elizabeth Hambrecht

                               ELIZABETH HAMBRECHT
                               PRESIDENT, CHIEF FINANCIAL OFFICER, AND SECRETARY

San Francisco, California
October 21, 2004


================================================================================
IMPORTANT: Please fill in, date, sign and promptly mail the enclosed proxy card in the accompanying postage-paid envelope to assure that your shares are represented at the meeting. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.
================================================================================

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

         The accompanying proxy is solicited by the Board of Directors of Salon Media Group, Inc., a Delaware corporation, for use at its annual meeting of stockholders to be held on November 11, 2004 or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This proxy statement and the enclosed proxy are being mailed to stockholders on or about October 21, 2004.


                             SOLICITATION AND VOTING

         VOTING SECURITIES. Only stockholders of record as of the close of business on October 19, 2004 will be entitled to vote at the meeting and any adjournment thereof. As of October 19, 2004, we had 14,172,464 shares of Common Stock outstanding (with 14,172,464 votes), 809 outstanding shares of the Company's Series A Preferred Stock (with 32,500,070 votes), 125 outstanding shares of the Company's Series B Preferred Stock (with 6,247,750 votes), 6,618 outstanding shares of the Company's Series C Preferred Stock (with 132,360,000 votes), and 417 outstanding shares of the Company's Series D Preferred Stock (with 5,380,642 votes), all of which are entitled to vote with respect to all matters to be acted upon at the annual meeting. Each such stockholder is entitled to one vote for each share of Common Stock such stockholder holds, and each holder of Preferred Stock of record is entitled to vote the largest number of whole shares of Common Stock into which such holder's shares of Preferred Stock could be converted.

         Our Bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Except as noted below, votes for and against, abstentions and "broker non-votes" will each be counted as present for purposes of determining the presence of a quorum.

         BROKER NON-VOTES. A broker non-vote occurs when a broker submits a proxy card with respect to shares held in a fiduciary capacity (typically referred to as being held in "street name") but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the election of directors, increases in authorized common stock for general corporate purposes and ratification of auditors. Non-routine matters include adoption of stock plans and reverse stock splits.

         SOLICITATION OF PROXIES. We will bear the cost of soliciting proxies. In addition to soliciting stockholders by mail through our employees, we will request banks, brokers and other custodians, nominees and fiduciaries to solicit customers for whom they hold our stock and will reimburse them for their reasonable, out-of-pocket costs. We may use the services of our officers, directors and others to solicit proxies, personally or by telephone, without additional compensation.

         VOTING OF PROXIES. All valid proxies received before the meeting will be exercised. All shares represented by a proxy will be voted, and where a proxy specifies a stockholder's choice with respect to any matter to be acted upon, the shares will be voted in accordance with that specification. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. A stockholder giving a proxy has the power to revoke his or her proxy at any time before it is exercised by delivering to the Secretary of the Company a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

         We have a classified Board of Directors (Board) consisting of two Class I directors, two Class II directors and four Class III directors. The term of the Class I and Class III directors has concluded and the term of the Class II directors concludes with this annual meeting, with each director serving until their respective successors are duly elected and qualified. At each annual meeting of stockholders, directors are normally elected for a term of three years to succeed those directors whose terms expire at the annual meeting dates. As the term of the Class I Directors have expired, the next term of this class of directors will be for an initial one-year period, and three years thereafter. As the term of the Class II directors expires with this annual meeting, the next term for this class of directors will be two years and three years thereafter. As the term of the Class III directors have expired, the initial and thereafter term of this class of directors will be three years.

         There are currently two Class I directors (George Hirsch & John Warnock), two Class II directors (Robert Ellis & David Talbot) and four Class III directors (Elizabeth Hambrecht, Robert McKay, James Rosenfield & Jann Wenner). The Board increased its members by appointing George Hirsch as a Class I Director on April 3, 2003 following. Brian Dougherty resigned as a Class I Director on April 28, 2003. Michael Fuchs resigned as a Class III director on September 22, 2003 and on January 15, 2004 was replaced by Jann Wenner. Michael O'Donnell resigned as a Class III director effective October 1, 2003 and was replaced by Elizabeth Hambrecht. The Board currently lacks an audit committee financial expert. Upon identifying such a candidate to serve on the Audit Committee, the Board contemplates appointing such an individual as a Class I Director. The Board is searching for qualified candidates to serve on the Board and its Audit Committee.

         The terms of the Class I directors have expired. Accordingly, two persons are to be elected to serve as Class I directors of the Board at the meeting. Management's nominees for election by the stockholders to those two positions are the current Class I members of the Board, George Hirsch and John Warnock. If elected, the nominees will serve as directors until our annual meeting of stockholders in 2005 and until their successors are elected and qualified. If any of the nominees declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as we may designate.

         The terms of the Class II directors will expire on the date of the upcoming annual meeting. Accordingly, two persons are to be elected to serve as Class II directors of the Board at the meeting. Management's nominees for election by the stockholders to those two positions are the current Class II members of the Board, Robert Ellis and David Talbot. If elected, the nominees will serve as directors until our annual meeting of stockholders in 2006 and until there successors are elected and qualified. If any of the nominees declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as we may designate.

         The terms of the Class III directors have expired. Accordingly, four persons are to be elected to serve as Class III directors of the Board at the meeting. Management's nominees for election by the stockholders to those four positions are the current Class III members of the Board of Directors, Elizabeth Hambrecht, Robert McKay, James Rosenfield and Jann Wenner. If elected, the nominees will serve as directors until our annual meeting of stockholders in 2007 and until there successors are elected and qualified. If any of the nominees declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as we may designate.

         If a quorum is present and voting, the two nominees for Class I director receiving the highest number of votes will be elected as Class I directors, the two nominees for Class II director receiving the highest number of votes will be elected as Class II directors, and the four nominees for Class III director receiving the highest number of votes will be elected as Class III directors. The total number of votes eligible to be cast with respect to this Proposal as of October 19, 2004 is 190,660,926, of which 14,172,464 may be voted by holders of shares of Common Stock, 32,500,070 may be voted by holders of shares of the Company's Series A Preferred Stock, and 6,247,750 may be voted by holders of shares of the Company's Series B Preferred Stock, and 132,360,000 may be voted by holders of shares of the Company's Series C Preferred Stock, and 5,380,642 may be voted by holders of shares of the Company's Series D Preferred Stock. Abstentions and broker non-votes have no effect on the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES NAMED ABOVE.

         This section sets forth information regarding the Company's nominations for directors to be elected at the upcoming Annual Meeting, and information concerning their ages as of March 31, 2004.

                                                                                                Director
Name                          Position With the Company                         Age              Since
----                          -------------------------                         ---              -----
CLASS I DIRECTOR NOMINATED FOR ELECTION AT THE 2004 ANNUAL MEETING OF STOCKHOLDERS:

George Hirsch (1)             Director                                           69               2003
John Warnock                  Director                                           63               2001

CLASS II DIRECTOR NOMINATED FOR ELECTION AT THE 2004 ANNUAL MEETING OF STOCKHOLDERS:

Robert Ellis(1)               Director                                           68               2001
David Talbot                  Director, Chairman, Chief Executive                52               1995
                              Officer and Editor in Chief

CLASS III DIRECTORS NOMINATED FOR ELECTION AT THE 2004 ANNUAL MEETING OF STOCKHOLDERS:

Elizabeth Hambrecht           Director, President, Chief Financial               41               2003
                              Officer and Secretary
Robert McKay                  Director                                           40               2001
James Rosenfield(1)(2)        Director                                           75               1998
Jann Wenner                   Director                                           58               2004

(1)      Member of Audit Committee
(2)      Member of Compensation Committee


The Board of Directors has determined that, other than David Talbot and Elizabeth Hambrecht, each of the members of the Board is an independent director.

         GEORGE HIRSCH has served as a Director of Salon since April 2003. In 1978 he was the founding publisher of THE RUNNER magazine and served as its President through 1987, at which time Rodale Inc., the publisher of RUNNER'S WORLD, acquired it. Since 1987 he has held various positions with Rodale, Inc., including Worldwide Publisher of RUNNER'S WORLD, Publishing Director of MEN'S HEALTH, and Director of International Magazines. Currently he is Worldwide Publisher Emeritus of RUNNER'S WORLD and MEN'S HEALTH magazines. In 1973 he was founding publisher of NEW TIMES magazine and served as its President through 1979. In 1967 he was the founding publisher NEW YORK magazine and served as its President through 1971. From 1962 through 1967 he held various positions with Time Inc. Mr. Hirsch holds a Masters in Business Administration from the Harvard University and a B.A. in History from Princeton University.

         JOHN WARNOCK has served as a Director of Salon since August 2001. He was a founder of Adobe Systems and has been its Chairman of the Board since April 1989. Since September 1997, he has shared the position of Adobe Chairman of the Board with Charles M. Geschke. Dr. Warnock served as Chief Executive Officer of Adobe from 1982 through December 2000. In December 2000, Dr. Warnock assumed the role of Chief Technical Officer in addition to that of Chairman of the Board. Dr. Warnock received a Ph.D. in Electrical Engineering from the University of Utah. Mr. Warnock serves as a Director for Knight Ridder, Inc., a publisher of news and information in digital and hard copy formats.

         ROBERT ELLIS has served as a Director of Salon since August 2001. He is an advisor, investor, and director of Internet companies. From 1997 through 1999 he was the publisher, board member and early investor of XOOM.com (XMCM) that was merged with the National Broadcasting Company, Inc.'s Internet properties. He formerly was president of eNature.com, the leading nature content site on the web. Mr. Ellis is a co-founder and member of the board of One FN, and is on the board of Winetasting.com. In 1996, he founded and produced

Bonjour Paris, a travel destination site in France featured on America Online. Prior to that, he founded and owned Compact Publishing, for which he developed the Time Almanac with Time Magazine. He formerly was a correspondent for Time Magazine. Mr. Ellis holds an M.A. degree in History from the University of Chicago and a B. A. in Philosophy from Yale University.

         DAVID TALBOT co-founded Salon in 1995. He has served as Editor-in-Chief since Salon's incorporation. He served as Chief Executive Officer from 1995 through April 1999 and again starting in October 2003. He became Chairman of the Board in April 1999. From 1990 to 1995, Mr. Talbot was the Arts & Features editor for the San Francisco Examiner newspaper. Mr. Talbot has co-authored three books and written for numerous publications including The New Yorker, Rolling Stone and Playboy. Mr. Talbot holds a Bachelor of Arts degree in sociology from the University of California at Santa Cruz.

         ELIZABETH HAMBRECHT has served as Salon's President since October 2003 and as Chief Financial Officer, and Secretary since May 2003. From 1999 to March 2003, she was the co-founder and Director of Asiacontent.com. From 1997 to 2000 she was the co-founder, Chief Financial Officer and Director of Boom.com. From 1992 to 1995 she was Executive Director at Goldman Sachs (Hong Kong) Ltd. From 1987 to 1992 she was Assistant Director at Barings Securities (Hong Kong) Ltd. Ms Hambrecht holds a Bachelor of Arts degree in history from Vassar College

         ROBERT MCKAY has served as a Director of Salon since August 2001. He has served as the President of the McKay Family Foundation since its inception in 1992, which supports community-based activist organizations working for long-term social and economic change. Mr. McKay is also the Managing Partner for the McKay Investment Group, which provides venture capital for early-stage technology and consumer product companies. He also serves actively on a number of corporate and foundation boards. Mr. McKay received his B.A. degree in Political Science and Sociology from Occidental College, and his M.A. in Social and Public Policy from the University of California, Berkeley.

         JAMES H. ROSENFIELD has served as a Director of Salon since April 1998. Mr. Rosenfield has been the President of JHR & Associates, a media-consulting firm, since 1998. From 1994 to 1998, Mr. Rosenfield was Managing Director at the investment-banking firm of Veronis Suhler & Associates. From 1987 to 1994, he was Chairman and Chief Executive Officer of John Blair Communications, Inc., a television sales and syndication company. From 1965 to 1985, Mr. Rosenfield held various executive positions at CBS Corporation, a television broadcasting and media company, including Executive Vice President of the Broadcast Group. Mr. Rosenfield holds a B.A. degree in English from Dartmouth College.

         JANN WENNER has served as a Director of Salon since January 2004. In 1967, Mr. Wenner founded Rolling Stone Magazine, which was published by Straight Arrow Publishers, Inc. (SAP, Inc.), a corporation wholly owned by Mr. Wenner and his family. Mr. Wenner has served as president and chairman of SAP, Inc., and its wholly owned limited liability company, Wenner Media LLC, since their inception. In 1992 Mr. Wenner founded Men's Journal, also published through a wholly owned limited liability company owned by Wenner Media LLC. In 1985 Mr. Wenner purchased a minority interest in Us Magazine and in 1989 purchased the remaining interest. In 2000, Us changed to a weekly frequency and today is published through a joint venture with the Walt Disney Company. Mr. Wenner also serves as Vice-Chairman of the Rock and Roll Hall of Fame Foundation, Inc.


BOARD MEETINGS AND COMMITTEES

         The Board held seven meetings during the fiscal year ended March 31, 2004. Other than Robert Ellis, during the last fiscal year, no director attended fewer than 75% of the total number of meetings of the Board. The Board has an Audit Committee, a Compensation Committee, and recently added a Nominating Committee. Other than Robert McKay and Robert Ellis, no director attended fewer than 75% of the total number of meetings of the Audit Committee. The Compensation Committee held no meetings during the last fiscal year as no compensation matters arose.

         AUDIT COMMITTEE. The members of the Audit Committee on April 1, 2003, the start of the Company's fiscal year, were Brian Dougherty, John Warnock and Robert McKay. Brian Dougherty resigned from the Board on

April 28, 2003. John Warnock resigned from the Audit Committee after the August 11, 2003 meeting due to his significant investment in the Company. On October 15, 2003 directors Robert Ellis, George Hirsch and James Rosenfield, none of whom have a significant investment in Salon, were appointed to fill vacancies on the Audit Committee. On February 26, 2004, the Board removed Robert McKay from the Audit Committee due to his significant investment in the Company. The Company's Audit Committee does not have an audit committee financial expert, as defined in the rules of the Securities and Exchange Commission, as it has not yet located a qualified candidate to serve in such capacity. The Company intends to use all commercially reasonable efforts in the coming fiscal year to identify qualified candidates to serve on the Audit Committee as an audit committee financial expert.

         The functions of the Audit Committee include retaining our independent auditors, reviewing their independence, reviewing and approving the planned scope of our annual audit, reviewing and approving any fee arrangements with our auditors, overseeing their audit work, reviewing and pre-approving any non-audit services that may be performed by them, reviewing the adequacy of accounting and financial controls, reviewing our critical accounting policies and reviewing and approving any related party transactions. The Audit Committee held four meetings during the fiscal year ended March 31, 2004.

         COMPENSATION COMMITTEE. James Rosenfield was the sole member of the Compensation Committee during the fiscal year ended March 31, 2004. The Compensation Committee sets the salary and bonus earned by the Chief Executive Officer, reviews and approves salary and bonus levels for other executive officers and approves stock option grants to executive officers. The Compensation Committee held no meetings during the fiscal year ended March 31, 2004.

         NOMINATING COMMITTEE. Our Board recently established a Nominating Committee whose responsibilities include:

         o Identification of qualified candidates to become board members and CEO;
         o Selection of nominees for election as Directors at the next annual meeting of stockholders or any special meeting of stockholders at which Directors are to be elected;
         o  Selection of candidates to fill any vacancies on our Board.

         The Nominating Committee is comprised of at least three members, including the Chairman of the Board, the CEO and an independent Director. The current members of the Nominating Committee are David Talbot, Elizabeth Hambrecht and ____________.


COMMUNICATIONS WITH DIRECTORS

         Any stockholder may contact our Board or individual members of our Board by sending written communications to the care of the Corporate Secretary of our Company at Salon Media Group, Inc., 22 Fourth Street, 11th Floor, San Francisco, CA 94103. The Corporate Secretary of our Company will collect and forward all such communications, as appropriate, to our Board or specified Board member.


DIRECTOR ATTENDANCE AT ANNUAL MEETINGS.

         The Company does not have a policy requiring Board members' attendance at annual meetings. At the last annual meeting held by the Company on October 24, 2001, no independent Board member attended the meeting.


COMMITTEE CHARTERS AND OTHER CORPORATE GOVERNANCE MATERIALS

         The Board has adopted a charter for the Audit Committee and the Compensation Committee described above, which are attached herewith as Exhibits A and B, respectively. The Board has also adopted a Code of Conduct and Policy Regarding Reporting of Possible Violations, which can be found at our Website www.salon.com. Please note that the information on our website is not incorporated by reference in this Proxy Statement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On October 10, 2000, the Company loaned David Talbot $75,179 with an agreed 6.3% annual interest rate with no due date. $1,424.80 in interest has been paid to date; the balance as of March 31, 2004 stands at $90,195.23.

         In October 2001, the Company entered into a month-to-month sublease agreement with WR Hambrecht + Co., LLC for office space in New York, NY and received $57,000 and $68,000 in rent income during the years ended March 31, 2003 and March 31, 2002, respectively. Elizabeth Hambrecht, the Company's President, Chief Financial Officer and Secretary, is the daughter of investor William Hambrecht, the Chairman and Chief Executive Officer of WR Hambrecht + Co., LLC.

         The Company issued 809 shares of Series A preferred stock in August 2001 and September 2001. Holders of Series A preferred stock include current Company directors John Warnock with 125 shares and Robert McKay, in association with the Elaine McKay Family Partnership, with 62 shares. Michael Fuchs, who ceased being a director in September 2003, holds 62 shares Series A preferred stock. William Hambrecht holds directly 75 shares of Series A preferred Stock and WR Hambrecht + Co., LLC holds 50 shares. Ms. Hambrecht has an ownership interest in WR Hambrecht + Co., LLC.

         The Company issued 125 shares of Series B preferred stock in March 2002 to Adobe Systems, Inc. Company director John Warnock is Co-Chairman of the Board of Adobe Systems, Inc.

         From July 24, 2002 through December 31, 2003 the Company issued $4.2 million of promissory and convertible promissory notes to various investors and issued warrants to purchase 10.1 million shares of common stock. The promissory notes were converted to 5,493 shares of Series C preferred stock in December 2003. Related parties pertaining to the issuance of notes were comprised of the following:

                                           PROMISSORY                 SERIES C
                                              NOTE       WARRANTS      SHARES
NAME                                         AMOUNT       ISSUED       ISSUED
----------------------------------------   ----------   ----------   ----------
The Hambrecht 1980 Revocable Trust         $   50,000      150,000           64
WR Hambrecht + Co., LLC                        50,000      150,000           64
The Sarah & William Hambrecht Foundation       80,214       40,107          108
HAMCO Capital Corporation                     100,000      300,000          127
Ironstone Group, Inc                          650,000    1,950,000          843
                                           ----------   ----------   ----------
Total William Hambrecht related entities      930,214    2,590,107        1,206
                                           ----------   ----------   ----------

John Warnock                                2,198,690    5,649,345        2,849
Wenner Media LLC                              200,000      600,000          250
Robert McKay                                  116,845       58,423          158
Brian Dougherty                                50,000       25,000           67
Elizabeth Hambrecht                            25,000       75,000           31
GCWF Investment Partners II                    10,000        5,000           13
                                           ----------   ----------   ----------
Total all                                  $3,530,749    9,002,875        4,574
                                           ==========   ==========   ==========

Elizabeth Hambrecht has an ownership interest in WR Hambrecht + Co., LC and in HAMCO Capital Corporation. William Hambrecht has an ownership interest in HAMCO Capital Corporation and Ironstone Group, Inc. Jann Wenner, a Director of Salon, has a controlling interest and is the Chairman and President of Wenner Media LLC. Robert McKay is a Director of Salon. Brian Dougherty served as a Director of Salon until April 2003. GCWF Investment Partners II is an investment entity of Salon's outside legal counsel.

         In addition to converting promissory notes to shares of Series C preferred stock in December 2003, the Company received $0.5 million from Director John Warnock for which the Company issued Mr. Warnock 625 shares of Series C preferred stock and granted warrants to purchase 1,500,000 shares of common stock. In February 2004, the Company issued 125 shares of Series C preferred stock and warrants to purchase 300,000 shares of common stock to The Hambrecht 1980 Revocable Trust and issued 125 shares of Series C preferred stock and warrants to purchase 300,000 shares of common stock to WR Hambrecht + Co, Inc.

         William Hambrecht and entities that he has a controlling interest, own 1,933,138 shares of the Company's common stock.

         In December 2003, Wenner Media LLC received warrants to purchase 2,000,000 shares of the Company's common stock as part an editorial collaboration agreement. Jann Wenner, a Director of the Company, has a controlling interest and is the Chairman and President of Wenner Media LLC.

         On June 4, 2004, the Company received $0.5 million from the issuance of 417 shares of Series D-1 preferred stock and warrants to purchase approximately 807,000 shares of common stock. The investors included Company Director John Warnock, William Hambrecht, the father of Elizabeth Hambrecht, the Company's President, Chief Financial Officer and Secretary, and an entity that Mr. Hambrecht and Ms. Hambrecht have an ownership interest therein. Mr. Warnock acquired 208 shares and a warrant to purchase 402,580 shares of common stock for which the Company received approximately $250,000 in cash. Mr. Hambrecht acquired 146 shares and a warrant to purchase 282,580 shares of common stock for which the Company received approximately $175,000 in cash. HAMCO Capital, in which Mr. Hambrecht and Ms. Hambrecht have an ownership interest, acquired 42 shares and a warrant to purchase 81,290 shares of common stock for which Salon received approximately $50,000 in cash.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such persons.

         Based solely on the Company's review of such forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and more than ten percent (10%) stockholders were complied with, except for a Form 4 for director John Warnock for warrants acquired on April 10, 2003 and April 29,2003 that was filed June 2003 and for director Robert McKay who filed a Form 4 on July 9, 2004 for the December 30, 2003 conversion of convertible promissory notes to 158 shares of Series C preferred stock.

EXECUTIVE COMPENSATION

         The following table sets forth information concerning the compensation during the fiscal years ended March 31, 2004, March 31, 2003 and March 31, 2002 of the Chief Executive Officers and the four other most highly compensated current and former executive officers.

                           SUMMARY COMPENSATION TABLE

                                                ANNUAL COMPENSATION         LONG TERM
                                                                           COMPENSATION
                                                                              AWARDS
                                                                           ------------
                                                                            SECURITIES
                                                                            UNDERLYING      ALL OTHER
       NAME AND PRINCIPAL POSITION          YEAR     SALARY     BONUS(1)      OPTIONS      COMPENSATION
----------------------------------------    ----    --------    -------    ------------    ------------
Michael O'Donnell(2)....................    2004    $201,250    $    --              --    $         --
   (Former) Chief Executive Officer and     2003    $191,250    $    --              --    $         --
   President                                2002    $191,250    $    --         440,000    $         --


David Talbot............................    2004    $191,250    $    --              --    $         --
   Chairman, Chief Executive Officer and    2003    $191,250    $    --              --    $         --
   Editor in Chief                          2002    $191,250    $    --         440,000    $         --


Elizabeth Hambrecht.....................    2004    $130,000    $    --              --    $         --
   President, Chief Financial Officer,      2003    $     --    $    --              --    $         --
   and Secretary                            2002    $     --    $    --              --    $         --


Robert O'Callahan(3)....................    2004    $ 48,229    $    --              --    $         --
   (Former) Chief Financial Officer,        2003    $148,750    $    --              --    $         --
   Treasurer and Secretary                  2002    $148,750    $    --         240,000    $         --


Patrick Hurley..........................    2004    $148,750    $    --              --    $         --
   Senior Vice President - Business         2003    $148,750    $ 1,711              --    $         --
   Operations                               2002    $148,750    $    --         165,000    $         --


Scott Rosenberg.........................    2004    $148,750    $    --              --    $         --
   Senior Vice President - Editorial        2003    $148,750    $ 1,711              --    $         --
   Operations                               2002    $148,750    $    --         170,000    $         --


Melissa Barron..........................    2004    $130,000    $33,527              --    $         --
   Senior Vice President - Sales            2003    $130,000    $ 7,185              --    $         --
                                            2002    $121,250    $38,934          97,500    $         --

(1) Bonuses are principally based on performance and are shown in the year earned
(2) Salary amounts include severance payments of $95,625 and $10,000 for unused vacation leave
(3)  Salary amounts include $9,897 for unused vacation leave


STOCK OPTIONS GRANTED IN FISCAL 2004

         None of the individuals named in the Summary Compensation Table received any option grants during the fiscal year ended March 31, 2004.

OPTION EXERCISES AND FISCAL 2004 YEAR-END VALUES

         The following table sets forth information concerning unexercised options to purchase our Common Stock held as of March 31, 2004 by the persons named in the Summary Compensation Table. There were no exercises of options by any of the officers named in the Summary Compensation Table during the fiscal year ended March 31, 2004.

                             NUMBER OF SECURITIES       VALUE OF UNEXERCISED
                        UNDERLYING UNEXERCISED OPTIONS  IN-THE-MONEY OPTIONS
                             AT FISCAL YEAR END(1)      AT FISCAL YEAR END (2)
                          --------------------------  --------------------------
           NAME           EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
------------------------  -----------  -------------  -----------  -------------
Michael O'Donnell(3)....    859,912       230,472     $        --  $          --
David Talbot............    774,088       172,796     $        --  $          --
Elizabeth Hambrecht.....         --            --     $        --  $          --
Robert O'Callahan(4)....    180,666       195,522     $        --  $          --
Patrick Hurley..........    197,876        65,312     $        --  $          --
Scott Rosenberg.........    187,827        64,132     $        --  $          --
Melissa Barron..........    100,805        34,339     $        --  $          --
------------------------

(1) Salon's stock options generally vest one-fourth on the first anniversary of the date of grant and 1/48 per month thereafter for each full month of the optionee's continuous employment by Salon. All options are exercisable only to the extent vested.

(2) The value of the unexercised in-the-money options is based on a fair market value of $0.14, the closing price of Salon's Common Stock on March 31, 2004 as reported on the Over-The-Counter (OTC) Bulletin Board and is net of the exercise price of such options. It does not include options that had an exercise price greater than $0.14.

(3) Michael O'Donnell left Salon in October 2003 and did not exercise any options.

(4)  Robert O'Callahan left Salon in May 2003 and did not exercise any options


COMPENSATION OF DIRECTORS

         Directors receive no compensation for serving as directors of Salon, except for Mr. Rosenfield. During the fiscal year ended March 31, 2004, Mr. Rosenfield was paid a director's fee of $2,500 and reimbursement of expenses of $8,023 for a total of $10,523.


EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

         No employment contracts and termination of employment and change-in-control arrangements exist as of March 31, 2004 for the persons named in the Summary Compensation Table.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         None of Salon's executive officers have served as a member of the Compensation Committee or Board of Directors of any other entity that has an executive officer serving as a member of Salon's Board of Directors.

EQUITY COMPENSATION PLAN INFORMATION

         The following table provides information about Salon's common stock that may be issued upon the exercise of options, warrants and rights under all of Salon's existing equity compensation plans as of March 31, 2004, including the Salon.com 1995 Stock Option Plan and the 1999 Employee Stock Purchase Plan.

--------------------------------------------------------------------------------------------------------------
         PLAN CATEGORY             NUMBER OF SECURITIES TO       WEIGHTED-AVERAGE        NUMBER OF SECURITIES
                                   BE ISSUED UPON EXERCISE      EXERCISE PRICE OF      REMAINING AVAILABLE FOR
                                   OF OUTSTANDING OPTIONS,     OUTSTANDING OPTIONS,     FUTURE ISSUANCE UNDER
                                     WARRANTS AND RIGHTS       WARRANTS AND RIGHTS       EQUITY COMPENSATION
                                                                                           PLANS, EXCLUDING
                                                                                       SECURITIES REFLECTED IN
                                                                                              COLUMN (A)

                                             (A)                       (B)                        (C)
--------------------------------------------------------------------------------------------------------------
Equity compensation plans               3,951,261 (1)                 $1.50                 3,336,008 (1)
approved by security                            0 (2)                                         417,525 (2)
holders
--------------------------------------------------------------------------------------------------------------

Equity compensation plans                   None                       None                      None
not approved by security
holders
--------------------------------------------------------------------------------------------------------------
Total                                   3,951,261                      N/A                  3,753,533
--------------------------------------------------------------------------------------------------------------

(1)  Issued under the Salon.com 1995 Stock Option Plan

(2) Issued under the Salon.com 1999 Employee Stock Purchase Plan. The Plan was suspended March 1, 2001.

                                 PROPOSAL NO. 2
             APPROVAL OF THE SALON MEDIA GROUP, INC. 2004 STOCK PLAN
BACKGROUND
         At the annual meeting, the stockholders will be asked to approve the Salon Media Group, Inc. 2004 Stock Plan (the "2004 Plan"). The Board of Directors adopted the 2004 Plan on September 23, 2004, subject to its approval by stockholders. The 2004 Plan is intended to replace our 1995 Stock Option Plan. If the stockholders approve the 2004 Plan, it will become effective on the day of the annual meeting. No further awards will be granted under the 1995 Stock Option Plan, which will be terminated as of the effective date of the 2004 Plan.

         The Board of Directors believes that we must offer a competitive equity incentive program if we are to continue to successfully attract and retain the best possible candidates for positions of responsibility. The Board expects that the 2004 Plan will be an important factor in attracting and retaining the high caliber employees, directors and consultants essential to our success and in motivating these individuals to strive to enhance our growth and financial performance.

         The 2004 Plan is also designed to preserve our ability to deduct in full, for federal income tax purposes, the compensation recognized by certain executive officers in connection with options granted under the 2004 Plan.
Section 162(m) of the Internal Revenue Code generally denies a corporate tax deduction for annual compensation exceeding $1 million paid by a publicly held company to its chief executive officer or to any of its four other most highly compensated officers. However, compensation that is deemed to be "performance-based" under Section 162(m) is generally excluded from this limit. To enable compensation received in connection with options granted under the 2004 Plan to qualify as performance-based, the 2004 Plan limits the size of options that can be granted under the plan, as further described below; this limit is referred to as the "Grant Limit." By approving the 2004 Plan, the stockholders will be approving, among other things, eligibility requirements for participation in the 2004 Plan, the size of the Grant Limit and the other material terms of the 2004 Plan described below.

SUMMARY OF THE 2004 STOCK PLAN

         GENERAL. The purpose of the 2004 Plan is to advance the interests of the Company by providing an incentive program that will enable the Company to attract and retain employees, consultants and directors upon whose judgment, interest and efforts the Company's success is dependent and to provide them with an equity interest in the success of the Company in order to motivate superior performance. These incentives are provided through the grant of stock options and stock purchase rights.

         AUTHORIZED SHARES. If our stockholders approve the 2004 Plan, our prior 1995 Stock Option Plan will terminate and a maximum of 30,000,000 of the authorized but unissued or reacquired shares of our Common Stock will be authorized for issuance under the 2004 Plan. If any outstanding award expires, terminates or is canceled, or if shares acquired pursuant to an award are repurchased by us at their original exercise or purchase price, the expired or repurchased shares are returned to the 2004 Plan and again become available for grant. However, no more than 30,000,000 shares will be available under the 2004 Plan for issuance upon the exercise of incentive stock options, as defined in
Section 422 of the Internal Revenue Code, regardless of whether any of such shares are subsequently repurchased. Appropriate adjustments will be made to the number of shares reserved under the 2004 Plan, the share limit affecting incentive stock options, the Grant Limit and the number of shares and exercise price under each outstanding option in the event of any stock dividend, stock split, reverse stock split, recapitalization or similar change in our capital structure.

         GRANT LIMIT. Under the Grant Limit, no employee may be granted options under the 2004 Plan for more than 4,000,000 shares in any fiscal year. The Grant Limit is intended to permit compensation received by certain executive officers in connection with options granted under the plan to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code. Performance-based compensation is not counted toward the limit on the amount of executive compensation that public companies are permitted to deduct for federal income tax purposes under Section 162(m).

         ADMINISTRATION. The 2004 Plan will be administered by the Board or a committee of the Board, which, in the case of options intended to qualify for performance-based compensation treatment under Section 162(m), must be comprised solely of two or more "outside directors" within the meaning of Section 162(m). (For purposes of this discussion, the term "Board" refers to either the Board of Directors or such committee.) Subject to the provisions of the 2004 Plan, the Board will determine the persons to whom awards are to be granted, the number of shares to be covered by each award, whether an option is to be an incentive stock option or a nonstatutory stock option, the timing and terms of exercisability and vesting of each award, the purchase price and the type of consideration to be paid to us upon the exercise of each award, the time of expiration of each award, and all other terms and conditions of the awards. The Board may amend or cancel any award, waive any restrictions or conditions applicable to any award, and accelerate, extend or defer the exercisability or vesting of any award. The Board has the authority to interpret the provisions of the 2004 Plan and awards granted thereunder, and any such interpretation by the Board will be binding.

         ELIGIBILITY. Awards may be granted under the 2004 Plan to our employees, directors and consultants of any parent or subsidiary or other affiliated entity of the Company. As of October 19, 2004, we had approximately fifty-seven employees, which includes five executive officers, plus 6 directors who would be eligible under the 2004 Plan. Incentive stock options may be granted only to employees who, as of the time of grant, are employees of the Company or any parent or subsidiary corporation of the Company.

         TERMS AND CONDITIONS OF OPTIONS. Each option granted under the 2004 Plan will be evidenced by a written agreement between the Company and the participant, specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the 2004 Plan. Incentive stock options must have an exercise price that is not less than the fair market value of a share of our Common Stock on the date of grant, while nonstatutory stock options must have an exercise price that is not less than 85% of such fair market value. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of our or any parent or subsidiary of the Company (a "10% Stockholder") must have an exercise price equal to at least 110% of the fair market value of a share of Common Stock on the date of grant. The closing price of our Common Stock as reported on the OTC Bulletin Board on October 19, 2004 was $0.xx per share.

         The 2004 Plan provides that the option exercise price may be paid in cash, by check, by the assignment of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the option, by tender, to the extent legally permitted, of shares of Common Stock owned by the participant having a fair market value not less than the exercise price, or by such other lawful consideration as may be approved by the Board. No option may be exercised unless the participant has made adequate provision for federal, state, local and foreign taxes, if any, relating to the exercise of the option, including, if permitted by us, through the participant's surrender of a portion of the option shares to the Company.

         Options will become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as may be specified by the Board; however, with the exception of an option granted to an officer, director or consultant, no option shall become exercisable at a rate less than 20% per year over a period of five years from the date of grant of the option, subject to the participants continued services to the Company. The maximum term of an option granted under the 2004 Plan is 10 years, provided that an incentive stock option granted to a 10% Stockholder must have a term not exceeding five years. An option generally will remain exercisable for three months following the participant's termination of service, unless such termination results from the participant's death or disability, in which case the option generally will remain exercisable for 12 months following termination, provided that in no case may an option be exercised after its expiration date.

         Incentive stock options are not transferable by the participant other than by will or by the laws of descent and distribution, and are exercisable during the participant's lifetime only by the participant. Nonstatutory stock options granted under the 2004 Plan may be assigned or transferred to the extent permitted by the Board and set forth in the option agreement.

         TERMS AND CONDITIONS OF STOCK PURCHASE RIGHTS. Stock purchaser rights provide a participant the ability to purchase the Common Stock of the Company pursuant to the terms and conditions set forth in the 2004 Plan. Each stock purchase award granted under the 2004 Plan will be evidenced by a written agreement between the Company and the participant, specifying the number of shares subject to the award and the other terms and conditions of the stock purchase right, consistent with the requirements of the 2004 Plan. Stock purchase rights must have a purchase price that is not less than 85% of the fair market value of a share of our Common Stock on the date of grant. However, any stock purchase right granted to a 10% Stockholder must have a purchase price equal to at least 100% of the fair market value of a share of Common Stock on the date of grant. A stock purchase right will be exercisable within a period established by the Board, which time period shall not exceed 30 days from the date of grant.

         The 2004 Plan provides that the purchase price may be paid in cash, by check, in the form of participant's past services rendered to the Company or for its benefit having a value not less than the aggregate purchase price of the shares being acquired or by such other lawful consideration as may be approved by the Board.

         Shares issued pursuant to stock purchase awards may be made subject to vesting conditioned upon such events and subject to such terms, conditions, performance criteria or restrictions as may be specified by the Board. During any period in which shares acquired pursuant to stock purchase rights remain subject to vesting conditions, such shares may not be sold, exchanged, transferred or otherwise disposed of other than pursuant to the terms of the 2004 Plan. If the participant's service with the Company terminates for any reason, the Company may repurchase for the purchase price paid, shares which remain subject to vesting conditions as of participant's termination date, provided, however, with the exception of shares acquired pursuant to stock purchase awards granted to an officer, director or consultant, the Company's repurchase right must lapse at a rate of at least 20% per year over a period of five years from the date of grant of the stock purchase award.

         Stock purchase rights are not transferable by the participant other than by will or by the laws of descent and distribution, and are exercisable during the participant's lifetime only by the participant.

         CHANGE IN CONTROL. The 2004 Plan defines a "Change in Control" of the Company as any of the following events upon which our stockholders immediately before the event do not retain immediately after the event, in substantially the same proportions as their ownership of shares of our voting stock immediately before the event, direct or indirect beneficial ownership of a majority of the total combined voting power of the voting securities of the Company, its successor or the corporation to which the assets of the Company were transferred: (i) a sale or exchange by the stockholders in a single or series of related transactions of more than 50% of our voting stock; (ii) a merger or consolidation in which we are a party; (iii) the sale, exchange or transfer of all or substantially all of our assets; or (iv) a liquidation or dissolution of the Company. If a Change in Control occurs, the surviving, continuing, successor or purchasing corporation or other business entity or parent thereof may, without the consent of any participant, either assume our rights and obligations under outstanding awards or substitute substantially equivalent award for such corporation's stock. The Plan also authorizes the Board, in its discretion and without the consent of any participant, to cancel each or any outstanding option upon a Change in Control in exchange for a payment to the participant with respect to each vested share subject to the cancelled award of an amount equal to the excess of the consideration to be paid per share of Common Stock in the Change in Control transaction over the exercise price per share under the option. Finally, the Board, in its discretion, may provide in the event of a Change in Control for the acceleration of vesting of any option or stock purchase award held by a participant whose service with the Company has not terminated prior to the Change in Control to such extent as determined by the Board. Awards that are not assumed, replaced or exercised prior to a Change in Control will terminate.

         TERMINATION OR AMENDMENT. The 2004 Plan will continue in effect until the earlier of its termination by the Board or the date on which all shares available for issuance under the 2004 Plan have been issued and all restrictions on such shares under the terms of the 2004 Plan and the agreements evidencing awards granted under the plan have lapsed, provided that all incentive stock options must be granted within 10 years following the 2004 Plan's effective date. The Board may terminate or amend the 2004 Plan at any time. However, without stockholder approval, the Board may not amend the 2004 Plan to increase the total number of shares of Common Stock issuable thereunder, change the class of persons eligible to receive incentive stock options, or effect any other change that would require stockholder approval under any applicable law. No termination or amendment may affect an outstanding award unless expressly provided by the Board, nor, in any event, may it adversely affect an outstanding award without the consent of the participant, unless the amendment is necessary to comply with any applicable law.

SUMMARY OF U.S. FEDERAL INCOME TAX CONSEQUENCES

         The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the 2004 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

         INCENTIVE STOCK OPTIONS. A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Participants who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss upon the sale of the shares equal to the difference, if any, between the sale price and the purchase price of the shares. If a participant satisfies such holding periods upon a sale of the shares, we will not be entitled to any deduction for federal income tax purposes. If a participant disposes of shares within two years after the date of grant or within one year after the date of exercise (a "disqualifying disposition"), the difference between the fair market value of the shares on the option exercise date and the exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the shares generally should be deductible by us for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

         The difference between the option exercise price and the fair market value of the shares on the exercise date of an incentive stock option is treated as an adjustment in computing the participant's alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to participants subject to the alternative minimum tax.

         NONSTATUTORY STOCK OPTIONS. Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special tax status. A participant generally recognizes no taxable income as the result of the grant of such an option. Upon the exercise of a nonstatutory stock option, the participant normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the exercise date. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. No tax deduction is available to us with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code.

         STOCK PURCHASE RIGHTS. A participant acquiring stock purchase rights generally will recognize ordinary income equal to the fair market value of the shares on the "determination date" minus the amount paid for the shares. The "determination date" is the date on which the participant acquires the shares unless the shares are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the determination date is after the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date on which the shares are acquired. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of shares acquired pursuant to a stock purchase award, any gain or loss, based on the difference between the sale price and the participant's basis in the shares, will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant, except to the extent such deduction is limited by applicable provisions of the Code.

NEW PLAN BENEFITS

No awards will be granted under the 2004 Plan prior to its approval by the stockholders of the Company. All awards under the 2004 Plan will be granted at the discretion of the Board, and, accordingly, are not yet determinable.

REQUIRED VOTE AND BOARD OF DIRECTORS RECOMMENDATION

         Approval of this proposal requires the affirmative vote of a majority of the votes represented by the outstanding shares of Salon's Common Stock and Series A, B, C and D Preferred Stock. The total number of votes eligible to be cast with respect to this Proposal as of October 19, 2004 is 190,660,926, of which 14,172,464 may be voted by holders of shares of Common Stock, 32,500,070 may be voted by holders of shares of the Company's Series A Preferred Stock, and 6,247,750 may be voted by holders of shares of the Company's Series B Preferred Stock, and 132,360,000 may be voted by holders of shares of the Company's Series C Preferred Stock, and 5,380,642 may be voted by holders of shares of the Company's Series D Preferred Stock. Abstentions and broker non-votes will be counted as present for purposes of determining if a quorum is present. Abstentions will have the same effect as votes against the proposal; broker non-votes will have no effect on the outcome of this vote.


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE ADOPTION OF THE 2004 STOCK PLAN.

                                 PROPOSAL NO. 3

APPROVAL OF AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

BACKGROUND

         Under Delaware law, we may only issue shares of Common Stock to the extent such shares have been authorized for issuance under our Restated Certificate of Incorporation. The Restated Certificate of Incorporation currently authorizes the issuance of up to 50,000,000 shares of Common Stock with 14,172,464 shares issued and outstanding as of October 19, 2004. However, as of October 19, 2004, we have obligations to issue up to (i) 32,500,070 shares upon conversion of Salon's Series A Preferred Stock, (ii) 6,247,750 shares upon conversion of Salon's Series B Preferred Stock, (iii) 132,360,000 shares that upon conversion of Salon's Series C Preferred Stock, (iv) 5,380,642 shares upon conversion of Salon's Series D Preferred Stock, and (iv) 24,886,772 shares upon exercise of outstanding warrants. We have also reserved for issuance 3,784,045 shares of Common Stock for issuance under the Salon Internet, Inc. 1995 Stock Option Plan. If stockholders approve the Salon Media Group, Inc. 2004 Stock Plan under Proposal 2, the deficit number of Common Stock shares will increase to 199,331,743. In order to ensure sufficient shares of Common Stock will be available for issuance by the Company, the Board has approved, subject to stockholder approval, an amendment to the Company's Certificate of Incorporation to increase the number of shares of such Common Stock authorized for issuance from 50,000,000 to 600,000,000.

PURPOSE AND EFFECT OF THE AMENDMENT

         The principal purpose of the proposed amendment to the Restated Certificate of Incorporation is to authorize additional shares of Common Stock to satisfy the need to issue Common Stock upon the potential conversion of shares of Series A, B, C and D Preferred Stock to Common Stock, and contemplated future issuances of Series D Preferred Stock. This amendment will also facilitate the issuance of Common Stock upon the potential exercise of outstanding warrants, the potential exercise of options granted and unexercised under the Salon Internet, Inc. 1995 Stock Option Plan, options that may be granted and exercised under the proposed Salon Media Group, Inc. 2004 Stock Plan and any other equity compensation plan approved by the Board.

         The proposed amendment will also facilitate the Board's future ability to permit future stock dividends, to raise additional capital through the sale of equity securities, to acquire another company or its assets, to establish strategic relationships with corporate partners, to provide equity incentives to employees and officers or for other corporate purposes. The availability of additional shares of Common Stock is particularly important in the event that the Board needs to undertake any of the foregoing actions on an expedited basis and thus to avoid the time and expense of seeking stockholder approval in connection with the contemplated issuance of Common Stock. If the stockholders approve the amendment, the Board does not intend to solicit further stockholder approval prior to the issuance of any additional shares of Common Stock, except as may be required by applicable law.

         The increase in authorized Common Stock will not have any immediate effect on the rights of existing stockholders. However, the Board will have the authority to issue authorized Common Stock without requiring future stockholder approval of such issuances, except as may be required by applicable law. To the extent that additional authorized shares are issued in the future, they may decrease the existing stockholders' percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing stockholders. The holders of Common Stock have no preemptive rights and the Board has no plans to grant such rights with respect to any such shares.

         The increase in the authorized number of shares of Common Stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control the Company without further action by the stockholders. Shares of authorized and unissued Common Stock could, within the limits imposed by applicable law, be issued in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of additional stock could also have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company.

         The Board is not currently aware of any attempt to take over or acquire the Company. While it may be deemed to have potential anti-takeover effects, the proposed amendment to increase the authorized Common Stock is not prompted by any specific effort or takeover threat currently perceived by management.

         If the stockholders approve the proposed amendment, Article Fourth of our Restated Certificate of Incorporation will be amended to read as follows:

                  A. Capitalization. The total number of shares of all classes of stock that the Corporation will have authority to issue is six hundred five million (605,000,000) shares, consisting of

                  1. Five million (5,000,000) shares of Preferred Stock, par value $0.001 per share (the "Preferred Stock"); and

                  2. Six hundred million (600,000,000) shares of Common Stock, par value $0.001 per share (the "Common Stock").

         The additional shares of Common Stock to be authorized pursuant to the proposed amendment will have a par value of $0.001 per share and be of the same class of Common Stock as is currently authorized under the Certificate. We do not have any current intentions, plans, arrangements, commitments or understandings to issue any shares of our capital stock except in connection with future issuances of Series D Preferred Stock, warrants, and new and existing stock options that may be granted under an equity compensation plan approved by the Board.

VOTE REQUIRED AND BOARD OF DIRECTORS RECOMMENDATION

         Approval of this proposal requires the affirmative vote of (i) a majority of the votes represented by the outstanding shares of Salon's Common Stock and Series A, B, C and D Preferred Stock and (ii) a majority of the votes represented by the outstanding shares of the Series B Preferred Stock, voting separately as a single class. The total number of votes eligible to be cast with respect to this Proposal as of October 19, 2004 is 190,660,926, of which 14,172,464 may be voted by holders of shares of Common Stock, 32,500,070 may be voted by holders of shares of the Company's Series A Preferred Stock, and 6,247,750 may be voted by holders of shares of the Company's Series B Preferred Stock, and 132,360,000 may be voted by holders of shares of the Company's Series C Preferred Stock, and 5,380,642 may be voted by holders of shares of the Company's Series D Preferred Stock. Abstentions and broker non-votes will be counted as present for purposes of determining if a quorum is present but will have the same effect as a negative vote on this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 50,000,000 TO 600,000,000 SHARES

                                 PROPOSAL NO. 4

                 APPROVAL OF REVERSE SPLIT OF SALON COMMON STOCK

BACKGROUND

         The Company's Board has adopted resolutions proposing to amend the Company's certificate of incorporation to effect a reverse stock split as set forth in the form Certificate of Amendment of the Certificate of Incorporation, attached as Appendix A to this proxy statement, in which the outstanding shares of Common Stock, ("Old Common Stock"), will be combined and reconstituted as a smaller number of shares of Common Stock, ("New Common Stock"), by a ratio of 1-for-10, 1-for-12, 1-for-15, or 1-for-20 (as if each amendment is being submitted as a separate proposal), with one of such amendments being the final amendment to be determined by the Company's Board, which shall have the right to abandon any or all of such amendments. The Board, based on prevailing market conditions at the time the reverse stock split is implemented, if at all, will determine the exact ratio. Stockholders are being asked to approve four separate alternative amendments to the Certificate of Incorporation with the Board having the authority to give its final approval to only one of such amendments and to abandon the others, or, at its discretion, to abandon the reverse split entirely.

         By approving the proposed alternative amendments, the Company's stockholders will be authorizing the Board to implement the reverse split at any time on or before the earlier of the date of the Company's 2005 Annual Meeting of Stockholders or December 31, 2005, or to abandon the reverse split at any time prior to implementation. If the amendment has not been filed with the Delaware Secretary of State by the close of business on the earlier of the date of the Company's 2005 Annual Meeting of Stockholders or December 31, 2005, the Board will either resolicit stockholder approval or abandon the reverse split.

PURPOSE OF THE REVERSE STOCK SPLIT

         The purpose of the reverse stock split is to reduce the total of shares of common stock, common stock equivalents, warrants and number of options. As of October 19, 2004, we have: (i) 14,172,464 share of common stock outstanding,
(ii) 7,969 shares of Series A, B, C and D preferred stock, which are convertible to, and equivalent to 176,488,462 shares of common stock, (iii) warrants to purchase 24,886,772 shares of common stock, (iv) option grants outstanding to purchase 3,784,045 shares of common stock under our 1995 Stock Option Plan, (v) 30,000,000 shares of common stock authorized to be issued under the Salon Media Group, Inc. 2004 Stock Plan in Proposal No. 2, for a total of 249,331,743 shares. Under Proposal No. 3, the total shares of Common Stock authorized is to increase from 50,000,000 to 600,000,000 shares due to an insufficient number of currently authorized Common Shares issuable to enable the conversion of preferred stock to common stock, to satisfy 30,000,000 options under Proposal No. 2, and the exercise of currently outstanding warrants and options. The purpose of the reverse stock split is not specifically to increase the market price of our publicly held shares of common stock to above $1.00 per share or to facilitate a renewed listing on the Nasdaq SmallCap Market, even though based on the Company's October 19, 2004 closing price of $x.xx per share, our outstanding Common Stock may trade between $x.xx and $x.xx per share.

EFFECTIVENESS OF THE REVERSE STOCK SPLIT

         If this Proposal is approved by the stockholders, the reverse split will become effective at such time as the Company files the Certificate of Amendment to its Certificate of Incorporation with the Delaware Secretary of State, which may take place at any time on or before the earlier of the date of the Company's 2005 Annual Meeting of Stockholders or December 31, 2005. Before the Company files the Certificate of Amendment, the Board of Directors must approve the final ratio in which Old Common Stock will be converted into New Common Stock. Even if the stockholders approve the reverse stock split, the Board of Directors has discretion to decline to carry out the reverse split if it determines that the reverse split is not necessary in conducting Company business.

         Upon the filing of the Certificate of Amendment, all the Old Common Stock will be converted into New Common Stock as set forth in the Certificate of Amendment.

CERTIFICATES AND FRACTIONAL SHARES

         Beginning with the effective date, each old certificate, until exchanged in the normal course of business, will be deemed for all purposes to evidence ownership of the number of whole shares of New Common Stock into which the shares evidenced by the old certificates have been converted.

         No fractional shares will be issued. Any fractional shares created as a result of the reverse split will be rounded down to the nearest whole share. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the number selected by the Board of Directors for the reverse stock split ratio will be entitled, upon surrender of certificate(s) representing such shares, to a cash payment in lieu thereof. The cash payment will equal the product obtained by multiplying
(a) the fraction to which the stockholder would otherwise be entitled by (b) the per share closing sales price of the Company's common stock on the day immediately prior to the effective time of the reverse stock split, as reported on the applicable market on which the stock trades. The ownership of a fractional interest will not give the holder thereof any voting, dividend or other rights except to receive payment therefore as described herein. Notwithstanding the fact that a reverse stock split would reduce the total number of record holders of Common Stock, the purpose of the proposed stock split is not to reduce the number of record holders. The reverse stock split is not part of a contemplated "going private" transaction under Rule 13e-3 of the Securities Exchange Act of 1934, as amended, and the Company will continue to be subject to the periodic reporting requirements of such Act.

         Depending on the reverse split ratio selected by the Board of Directors, certain holders of Common Stock will be eliminated.

NO DISSENTERS' RIGHTS

         Under Delaware General Corporation Law, the Company's stockholders are not entitled to dissenters' rights with respect to the reverse stock split, and the Company will not independently provide stockholders with any such right.

EFFECTS OF THE REVERSE STOCK SPLIT

         The principal effect of the reverse stock split will be to decrease the number of shares of the Company's Common Stock that would be issuable upon conversion of share of Series A, B, C and D Preferred Stock ("Preferred Stock"). As of October 19, 2004: (i) 809 shares of Series A Preferred Stock could convert into 32,500,070 shares of Common Stock, (ii) 125 shares of Series B Preferred Stock could convert into 6,247,750 shares of Common Stock, (iii) 6,618 shares of Series C Preferred Stock could convert into 132,360,000 shares of Common Stock and (iv) 417 shares of Series D Preferred Stock could convert into 5,380,642 shares of Common Stock for a total of 176,488,462 common share equivalents. As a result, following the effective date of the reverse split, the number of shares of Common Stock that would result from the conversion of: (i) 809 shares of Series A Preferred Stock would be reduced to between approximately 3,250,000 shares and approximately 1,625,000 shares, (ii) 125 shares of Series B Preferred Stock would be reduced to between approximately 625,000 shares and approximately 312,000 shares, (iii) 6,618 shares of Series C Preferred Stock would be reduced to between approximately 13,236,000 shares and approximately 6,618,000 shares, and (iv) 417 shares of Series D Preferred Stock would be reduced to between approximately 538,000 shares and approximately 269,000 shares. The conversion of all shares of Preferred Stock would be reduced from approximately 176,488,000 shares as of October 19, 2004 to between approximately 17,649,000 shares and approximately 8,824,000.

         The Company as of October 19, 2004 has 14,172,464 shares of Common Stock outstanding, which following the effective date of the reverse split, would be reduced to between approximately 1,417,000 shares and approximately 709,000 shares.

         The Company as of October 11, 2004 has outstanding warrants to purchase approximately 24,887,000 shares of Common Stock, which following the effective date of the reverse split, would be reduced to between approximately 2,489,000 shares and approximately 1,244,000 shares and the exercise prices of the respective warrants would increase by a factor of either 10, 12, 15 or 20.

         The reverse split will result in a proportionate decrease in the approximate 3,854,000 options that have been issued and not exercised from our 1995 Stock Option Plan to between approximately 385,000 shares and approximately 193,000 shares, while increasing in the exercise prices of the respective option by a factor of 10, 12, 15 or 20. The reverse split will also result in the number of shares of Common Stock that could be issued under the proposed Salon Media Group, Inc. 2004 Stock Plan being reduced from 30,000,000 to between 3,000,000 shares and 1,500,000 shares.

         The reduction in the number of outstanding shares is expected to increase the trading price of the Company's Common Stock, although there can be no assurance that such price will increase in proportion to the ratio of the reverse stock split ratio. The trading price of the Company's Common Stock depends on many factors, including many which are beyond the Company's control. The higher stock price may increase investor interest and reduce resistance of brokerage firms to recommend the purchase of the Company's Common Stock. On the other hand, to the extent that negative investor sentiment regarding the Company's Common Stock is based on its underlying business fundamentals, the reverse split might not overcome that sentiment enough to increase the Company's stock price to a level that consistently exceeds $1.00 per share.

         The reduced number of shares outstanding may adversely affect the liquidity of the Company's Common Stock after the reverse stock split. In addition, the split will increase the number of stockholders who own "odd lots," which consist of blocks of fewer than 100 shares. Stockholders who hold odd lots may be required to pay higher brokerage commissions when they sell their shares and may have greater difficulty in making sales.

         The shares of New Common Stock will be fully paid and non-assessable. The amendment will not change the terms of the Company's Common Stock. The shares of New Common Stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the Common Stock now authorized. No stockholder's percentage ownership of Common Stock will be altered except for the effect of rounding fractional shares.


VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

         Approval of this proposal requires the affirmative vote of a majority of the votes represented by the outstanding shares of Salon's Common Stock and Series A, B, C and D Preferred Stock. The total number of votes eligible to be cast with respect to this Proposal as of October 11, 2004 is 190,660,926, of which 14,172,464 may be voted by holders of shares of Common Stock, 32,500,070 may be voted by holders of shares of the Company's Series A Preferred Stock, and 6,247,750 may be voted by holders of shares of the Company's Series B Preferred Stock, and 132,360,000 may be voted by holders of shares of the Company's Series C Preferred Stock, and 5,380,642 may be voted by holders of shares of the Company's Series D Preferred Stock. Abstentions and broker non-votes will be counted as present for purposes of determining if a quorum is present but will have the same effect as a negative vote on this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE SPLIT OF THE OUTSTANDING SHARES OF COMMON STOCK.

                                 PROPOSAL NO. 5

  RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         The Audit Committee of the Board of Directors of the Company has selected Burr, Pilger & Mayer LLP as its independent registered public accounting firm to audit the consolidated financial statements the Company for the fiscal year ending March 31, 2005. Burr, Pilger & Mayer LLP has served as our independent registered public accounting firm since November 14, 2003. Prior to November 14, 2003, PricewaterhouseCoopers LLP served as our independent registered public accounting firm. On October 30, 2003, PricewaterhouseCoopers LLP declined to stand for reappointment as our independent registered public accounting firm and concluded their services after the filing of our Form 10-Q for the quarter ended September 30, 2003, which occurred on November 13, 2003.

         A representative of Burr, Pilger & Mayer LLP is expected to be present at the annual meeting, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

         AUDIT FEES.

         For the year ended March 31, 2003, we incurred audit fees of $75,750 from PricewaterhouseCoopers LLP. From April 1, 2003 through November 13, 2003, we incurred audit fees of $28,500 from PricewaterhouseCoopers LLP. Audit fees were the only fees incurred from PricewaterhouseCoopers LLP. Audit fees incurred by us from Burr, Pilger & Mayer LLP for the year ended March 31, 2004 were $55,665. Audit fees were the only fees incurred from Burr, Pilger & Mayer LLP. During the year ended March 31, 2004, all audit fees were pre-approved by the Audit Committee. Audit Fees consist of fees billed for professional services rendered for the audit of our consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided in connection with statutory and regulatory filings or engagements.

         The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval. For the fiscal year ended March 31, 2004, 100% of all the fees paid to PricewaterhouseCoopers LLP and Burr, Pilger & Mayer LLP were solely for audit-related purposes. No other fees were paid to the two independent registered public accounting firms.

FEES PAID TO PRINCIPAL ACCOUNTANTS IN LAST TWO FISCAL YEARS

         For the year ended March 31, 2003, the Company incurred audit fees of $75,750 from PricewaterhouseCoopers LLP. From April 1, 2003 through November 13, 2003, Salon incurred audit fees of $28,500 from PricewaterhouseCoopers LLP. As of November 13, 2003,PricewaterhouseCoopers LLP ceased serving as Salon's independent registered public accounting firm. Audit fees were the only fees incurred from PricewaterhouseCoopers LLP. Burr, Pilger & Mayer LLP has served as the Company's independent registered accounting firm since November 14, 2003. Audit fees incurred by Salon from Burr, Pilger & Mayer LLP for the year ended March 31, 2004 were $55,665. Audit fees were the only fees incurred from Pilger & Mayer LLP.

VOTE REQUIRED AND BOARD OF DIRECTORS RECOMMENDATION

         Approval of this proposal requires the affirmative vote of a majority of the votes represented by the outstanding shares of Salon's Common Stock and Series A, B, C and D Preferred Stock. The total number of votes eligible to be cast with respect to this Proposal as of October 11, 2004 is 190,660,926, of which 14,172,464 may be voted by holders of shares of Common Stock, 32,500,070 may be voted by holders of shares of the Company's

Series A Preferred Stock, and 6,247,750 may be voted by holders of shares of the Company's Series B Preferred Stock, and 132,360,000 may be voted by holders of shares of the Company's Series C Preferred Stock, and 5,380,642 may be voted by holders of shares of the Company's Series D Preferred Stock. Abstentions and broker non-votes will be counted as present for purposes of determining if a quorum is present but will have the same effect as a negative vote on this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF BURR, PILGER & MAYER LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2005.

                      REPORT OF THE COMPENSATION COMMITTEE

OVERVIEW

         The recently adopted Charter of the Compensation Committee of the Board of Directors stipulates that it be comprised of at least two non-employee members of the Company's Board of Directors. The Compensation Committee during the fiscal year ended March 31, 2004 was comprised solely by James H. Rosenfield. The Board anticipates appointing at least one other non-employee member to the Compensation Committee at its next meeting, currently scheduled for September 23,2004.

COMPENSATION POLICY

         The goals of the Company's compensation policy are to attract, retain and reward executive officers who contribute to the overall success of the Company by offering compensation that is competitive in the industry, to motivate executives to achieve the Company's business objectives and to align the interests of officers with the long-term interests of stockholders. The Company currently uses salary, bonuses and stock options to meet these goals.

FORMS OF COMPENSATION

         The Company provides its executive officers with a compensation package consisting of base salary and incentive bonuses, and participation in benefit plans generally available to other employees. In setting total compensation, the Compensation Committee considers individual and Company performance, as well as market information regarding compensation paid by other companies in the Company's industry.

         BASE SALARY. Salaries for executive officers are initially set based on negotiation with individual executive officers at the time of recruitment and with reference to salaries for comparable positions in the Internet media industry for individuals of similar education and background to the executive officers being recruited. The Company also gives consideration to the individual's experience, reputation in his or her industry and expected contributions to the Company. Salaries are generally reviewed annually by the Compensation Committee and are subject to increases based on (i) the Compensation Committee's determination that the individual's level of contribution to the Company has increased since his or her salary had last been reviewed and (ii) increases in competitive pay levels.

         BONUSES. It is the policy of the Company that a substantial component of each officer's potential annual compensation takes the form of a performance-based bonus. Either the Compensation Committee determines bonus payments to officers, other than the Chief Executive Officer, or the entire Board of Directors, in consultation with the Chief Executive Officer, based on the financial performance of the Company and the achievement of the officer's individual performance objectives. The Compensation Committee or the entire Board of Directors determines the Chief Executive Officer's bonus, without participation by the Chief Executive Officer, based on the same factors.

2004 COMPENSATION

         Compensation for the Chief Executive Officer and other executive officers for 2004 were set according to the Company's established compensation policy described above. Due to budgetary constraints and operating losses, the base salary of CEO and other officers was not altered during the 2004 or 2003 fiscal years, nor bonuses paid, with the exception of $1,711 bonus payments to Patrick Hurley and Scott Rosenberg during the 2003 fiscal year. No Compensation Committee meetings were held during the 2004 fiscal year.

                                                  By the Compensation Committee
                                                            James H. Rosenfield

                          REPORT OF THE AUDIT COMMITTEE

         The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including internal control systems. Our independent auditors, Burr, Pilger & Mayer LLP is responsible for expressing an opinion as to the conformity of our audited financial statements with generally accepted accounting principles of the United States of America.

         The Audit Committee consists of three directors each of whom, in the judgment of the Board, is an independent director. The Audit Committee acts pursuant to a written charter that has been adopted by the Board of Directors. A copy of this charter is attached to this Proxy Statement as Exhibit A.

         The Committee has discussed and reviewed with the auditors all matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Committee has met with Burr, Pilger & Mayer LLP, with and without management present, to discuss the overall scope of Burr, Pilger & Mayer LLP audit, the results of its examinations, its evaluations of the Company's internal controls and the overall quality of its financial reporting.

         The Audit Committee has received from the auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), discussed with the auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the auditors' independence.

         Based on the review and discussions referred to above, the committee recommended to the Board of Directors that the Company's audited financial statements be included in Salon Media Group, Inc.'s Annual Report on Form 10-K for the fiscal year ended March 31, 2004.

                                                         By the Audit Committee
                                                         Robert Ellis
                                                         George Hirsch
                                                         James Rosenfield

                        COMPARISON OF STOCKHOLDER RETURN

         Set forth below is a graph comparing cumulative total return on $100 invested in our Common Stock, the CRSP Total Return Index for the Nasdaq Stock Market and the self-determined peer group for the period commencing on June 22, 1999 (the date of the Company's initial public offering) and ending on March 31, 2004. The graph assumes that $100 was invested on June 22, 1999 in our Common Stock and each index and that all dividends have been reinvested. No cash dividends have been declared on our Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.



                               [INSERT GRAPH HERE]



                   COMPARISON OF THE ANNUAL PERCENTAGE CHANGE
                         IN THE CUMULATIVE TOTAL RETURN
                        AMONG SALON, NASDAQ STOCK MARKET,
                         AND SELF-DETERMINED PEER GROUP

Measurement Period       Salon Media Group      Peer Group             NASDAQ
------------------       -----------------      ----------             ------
     Jun-99                  100.00               100.00               100.00
     Sep-99                   49.40                74.59               102.30
     Dec-99                   50.03               115.40               151.68
     Mar-00                   43.78                72.41               170.50
     Jun-00                   12.82                27.38               147.95
     Sep-00                   16.26                21.13               137.06
     Dec-00                    5.63                 3.82                92.25
     Mar-01                    3.13                 2.40                68.77
     Jun-01                    2.30                 3.42                80.83
     Sep-01                    2.00                 1.91                56.10
     Dec-01                    1.40                 4.92                73.07
     Mar-02                    1.50                 5.01                69.19
     Jun-02                    0.50                 3.17                54.92
     Sep-02                    0.50                 2.42                44.04
     Dec-02                    0.65                 3.99                50.25
     Mar-03                    0.60                 7.56                50.54
     Jun-03                    0.52                13.66                61.21
     Sep-03                    0.60                16.96                67.46
     Dec-03                    0.45                18.61                75.71
     Mar-04                    1.40                34.50                75.44

Companies in the Self-Determined Peer Group (* Public stock listing not available since March 2002)

  Ask Jeeves, Inc.                               iVillage Inc.
  MarketWatch, Inc.                              NBC Internet, Inc.*
  Theglobe.com, Inc.                             Women.com Networks, Inc.*

                      STOCKHOLDER PROPOSALS TO BE PRESENTED
                             AT NEXT ANNUAL MEETING

         Stockholder proposals may be included in our proxy materials for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in applicable SEC rules. For a stockholder proposal to be included in our proxy materials for the 2005 annual meeting, the proposal must be received at our principal executive offices, addressed to the Secretary, not later June 23, 2005. Stockholder business that is not intended for inclusion in our proxy materials may be brought before the annual meeting so long as we receive notice of the proposal as specified by our Bylaws, addressed to the Secretary at our principal executive offices at 22 Fourth Street, 11th Floor, San Francisco, CA, not later than June 23, 2005.

                          TRANSACTION OF OTHER BUSINESS

         At the date of this Proxy Statement, the Board of Directors knows of no other business that will be conducted at the 2004 Annual Meeting of Stockholders of the Company other than as described in this Proxy Statement. If any other matter or matters are properly brought before the meeting, or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.



                             By Order of the Board of Directors



                             ELIZABETH HAMBRECHT
                             PRESIDENT AND CHIEF FINANCIAL OFFICER AND SECRETARY



October 21, 2004

                                                                       EXHIBIT A
                                                                       ---------

                             SALON MEDIA GROUP, INC.

                      CHARTER OF THE AUDIT COMMITTEE OF THE

                               BOARD OF DIRECTORS

I.       STATEMENT OF POLICY

         This Charter specifies the scope of the responsibilities of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of Salon Media Group, Inc. (the "Company") and the manner in which those responsibilities shall be performed, including its structure, processes and membership requirements.

         The primary purpose of the Committee is to oversee the accounting and financial reporting processes of the Company and the audits of the Company's financial statements. The Committee shall also review the qualifications, independence and performance, and approve the terms of engagement of the Company's independent auditor, review the performance of the Company's internal audit function and prepare any reports required of the Committee under rules of the Securities and Exchange Commission ("SEC").

         The Company shall provide appropriate funding, as determined by the Committee, to permit the Committee to perform its duties under this Charter, to compensate its advisors and to compensate any registered public accounting firm engaged for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the Company. The Committee, at its discretion, has the authority to initiate investigations, and hire legal, accounting or other outside advisors or experts to assist the Committee, as it deems necessary to fulfill its duties under this Charter. The Committee may also perform such other activities consistent with this Charter, the Company's Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

II.      ORGANIZATION AND MEMBERSHIP REQUIREMENTS

         The Committee shall comprise three or more directors selected by the Board, each of whom shall satisfy the independence and experience requirements of the SEC and the Nasdaq Stock Market, provided that one director who does not meet the independence criteria of Nasdaq, but is not a current employee or officer, or an immediate family member of an employee or officer, may be appointed to the Committee, subject to the approval of the Board pursuant to, and subject to the limitations under, the "exceptional and limited circumstances" exceptions as provided under the rules of Nasdaq. In addition, the Committee shall not include any member who:

o has participated in the preparation of the financial statements of the Company or any current subsidiary at any time during the past three (3) years; or

o accepts any consulting, advisory, or other compensatory fee, directly or indirectly, from the Company, other than in his or her capacity as a member of the Committee, the Board, or any other committee of the Board; or

o is an affiliate of the Company or any subsidiary of the Company, other than a director who meets the independence requirements of the SEC and the Nasdaq Stock Market.

         Each member of the Committee must be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. In addition, at least one member shall have past employment experience in finance or accounting, professional certification in accounting, or other comparable experience or background resulting in the individual being financially sophisticated, which may include being or having been a chief executive, chief financial or other senior officer with financial oversight responsibilities

         The members of the Committee shall be appointed by the Board and shall serve until their successors are duly elected and qualified or their earlier resignation or removal. The Board may replace any member of the

Committee. Unless a chairman is elected by the full Board, the members of the Committee may designate a chairman by majority vote of the full Committee membership.

III.     MEETINGS

         The Committee shall meet as often as it determines, but not less frequently than quarterly. One-third of the authorized members shall represent a quorum of the Committee, and, if a quorum is present, any action approved by at least a majority of the members present shall represent the valid action of the Committee. The Committee shall meet with management and the independent auditor in separate executive sessions as appropriate. The Committee shall meet with the independent auditor and management to review the Company's financial statements and financial reports. The Committee shall maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board. The Committee will also record summaries of its recommendations to the Board in written form, which will be incorporated as part of the minutes of the Board meeting at which those recommendations are presented.

IV.      COMMITTEE AUTHORITY AND RESPONSIBILITIES

         To fulfill its responsibilities and duties, the Committee shall:

         a.   OVERSIGHT OF THE COMPANY'S INDEPENDENT AUDITOR

              i. Be directly and solely responsible for the appointment, compensation, retention and oversight of any independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) engaged by the Company for the purpose of preparing or issuing an audit report or related work, with each such auditor reporting directly to the Committee.

              ii.  Periodically review and discuss with the independent auditor
                   (i) the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, and (ii) any formal written statements received from the independent auditor consistent with and in satisfaction of Independence Standards Board Standard No. 1, as amended, including without limitation, descriptions of (x) all relationships between the independent auditor and the Company, (y) any disclosed relationships or services that may impact the independent auditor's objectivity and independence and (z) whether any of the Company's senior finance personnel were recently employed by the independent auditor.

              iii. Evaluate annually the qualifications, performance and independence of the independent auditor, and report to the Board on its conclusions, together with any recommendations for additional action.

              iv. Consult with the independent auditor to assure the rotation of the lead audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit every five years, consider issues related to the timing of such rotation and the transition to new lead and reviewing partners, and consider whether, in order to assure continuing auditor independence, there should be regular rotation of the audit firm, and report to the Board on its conclusions.

              v. Approve in advance the engagement of the independent auditor for all audit services and non-audit services, based on independence, qualifications and, if applicable, performance, and approve the fees and other terms of any such engagement; provided, however, that (i) the Committee may establish pre-approval policies and procedures for any engagement to render such services, provided that such policies and procedures (x) are detailed as to particular services, (y) do not involve delegation to management of the Committee's responsibilities hereunder and (z) provide that, at its next scheduled meeting, the Committee is informed as to each such service for which the independent auditor is engaged pursuant to such policies and procedures, and (ii) the Committee may delegate to one or more members of the Committee the authority to grant pre-approvals for such services, provided that the decisions of such member(s) to grant any such pre-approval shall be presented to the Committee at its next scheduled meeting.

              vi. Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

              vii. Approve as necessary the termination of the engagement of the independent auditor.

              viii. Establish policies for the hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company, taking into account the impact of such policies on auditor independence.

              ix. Regularly review with the independent auditor any significant difficulties encountered during the course of the audit, any restrictions on the scope of work or access to required information and any significant disagreement among management and the independent auditor in connection with the preparation of the financial statements. Review with the independent auditor any accounting adjustments that were noted or proposed by the independent auditor but that were "passed" (as immaterial or otherwise), any "management" or "internal control" letter or schedule of unadjusted differences issued, or proposed to be issued, by the independent auditor to the Company, or any other material written communication provided by the independent auditor to the Company's management.

              x. Review with the independent auditor the critical accounting policies and practices used by the Company, all alternative treatments of financial information within generally accepted accounting principles ("GAAP") that the independent auditor has discussed with management, the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditor.

         b.   REVIEW OF FINANCIAL REPORTING, POLICIES AND PROCESSES

              i. Review and discuss with management and the independent auditor the Company's annual audited financial statements and any certification, report, opinion or review rendered by the independent auditor, and recommend to the Board whether the audited financial statements should be included in the Company's annual report on Form 10-K.

              ii. Review and discuss with management and the independent auditor the Company's quarterly financial statements.

              iii. Review and discuss with management and the independent auditor the Company's disclosure under "Management's Discussion and Analysis of Financial Condition and Results of Operations" appearing in the Company's periodic reports.

              iv. Review and discuss earnings press releases and other information provided to securities analysts and rating agencies, including any "pro forma" or adjusted financial information.

              v. Periodically meet separately with management and with the independent auditor.

              vi. Review with management its assessment of the effectiveness and adequacy of the Company's internal control structure and procedures for financial reporting ("Internal Controls"), review annually with the independent auditor the attestation to and report on the assessment made by management, and consider with management and the independent auditor whether any changes to the Internal Controls are appropriate in light of management's assessment or the independent auditor's attestation.

              vii. To the extent that it deems appropriate, review with
                   management its evaluation of the Company's procedures and controls designed to assure that information required to be disclosed in its periodic public reports is recorded, processed, summarized and reported in such reports within the time periods specified by the SEC for the filing of such reports ("Disclosure Controls"), and consider whether any changes are appropriate in light of management's evaluation of the effectiveness of such Disclosure Controls.

              viii. Review and discuss with management and the independent auditor any off-balance sheet transactions or structures and their effect on the Company's financial results and operations, as well as the disclosure regarding such transactions and structures in the Company's public filings.

              ix. Review with management and the independent auditor the effect of regulatory and accounting initiatives on the financial statements. Review any major issues regarding accounting principles and financial statement presentations, including any significant changes in selection of an application of accounting principles. Consider and approve, if appropriate, changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor or management.

              x. Review any analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including the effects of alternative GAAP methods on the financial statements.

              xi. Review any special audit steps adopted in light of material control deficiencies. Review with the independent auditor and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.

         c. RISK MANAGEMENT, RELATED PARTY TRANSACTIONS, LEGAL COMPLIANCE AND ETHICS

              i. Review with the chief executive and chief financial officer of the Company any report on significant deficiencies in the design or operation of the Internal Controls that could adversely affect the Company's ability to record, process, summarize or report financial data, any material weaknesses in Internal Controls identified to the auditors, and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's Internal Controls.

              ii. Review and approve any related-party transactions, after reviewing each such transaction for potential conflicts of interests and other improprieties.

              iii. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. Adopt, as necessary, appropriate remedial measures or actions with respect to such complaints or concerns.

              iv. Adopt a Code of Business Conduct and Policy Regarding Reporting of Possible Violations ("Code of Conduct") for all employees and directors, which meets the requirements of Nasdaq and the SEC, and provide for and review prompt disclosure to the public of any change in, or waiver of, such Code of Conduct. Review such Code of Conduct periodically and recommend such changes to such Code of Conduct as the Committee shall deem appropriate, and adopt procedures for monitoring and enforcing compliance with such Code of Conduct.

              v. Discuss with management and the independent auditor any correspondence with regulators or governmental agencies that raise material issues regarding the Company's financial statements or accounting policies.

              vi. Prepare the report required by the rules of the SEC to be included in the Company's annual proxy statement.

              vii. Review and reassess the Charter's adequacy at least annually.

                                                                       EXHIBIT B
                                                                       ---------
                             SALON MEDIA GROUP, INC.

                      CHARTER OF THE COMPENSATION COMMITTEE
                            OF THE BOARD OF DIRECTORS

I.       PURPOSE

         This Charter specifies the scope of the responsibilities of the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of Salon Media Group, Inc. (the "Company") and the manner in which those responsibilities shall be performed, including its structure, processes and membership requirements.

         The primary purpose of the Committee is to discharge the Board's responsibilities relating to compensation and benefits of the Company's executive officers and directors, unless the Board fulfills such actions in its entirety. In carrying out these responsibilities, the Committee shall review all components of executive officer and director compensation for consistency with the Committee's compensation philosophy as in effect from time to time.

         The Committee is also responsible for producing an annual report on executive compensation for inclusion in the Company's proxy statement, in accordance with applicable rules and regulations.

II.      ORGANIZATION AND MEMBERSHIP REQUIREMENTS

         The Committee shall be comprised of at least two directors, each of whom shall satisfy the independence requirements of Nasdaq, provided that one director who does not meet the independence criteria of Nasdaq may, subject to approval of the Board, serve on the Committee pursuant to, and subject to the limitations under, the "exceptional and limited circumstances" exception as provided under the rules of Nasdaq. A director shall not serve as a member of the Committee if the Chief Executive Officer or another executive officer of the Company serves on the compensation committee of another company that employs that director as an executive officer.

         The members shall be appointed by the Board and shall serve until their successors are duly elected and qualified or their earlier resignation or removal. The Board may replace any member of the Committee. Unless the Board elects a chairman, the members of the Committee may designate a chairman by the majority vote of the full Committee membership. The Committee may from time to time delegate duties or responsibilities to subcommittees or to one member of the Committee.

         The Committee shall have the authority to obtain advice or assistance from consultants, legal counsel, accounting or other advisors as appropriate, to perform its duties hereunder and to determine the terms, costs and fees for such engagements. Without limitation, the Committee shall have the sole authority to retain or terminate any consulting firm used to evaluate director, CEO or executive compensation, and to determine and approve the terms of engagement the fees and costs for such engagements. The fees and costs of any consultant or advisor engaged by the Committee to assist in it in performing any duties hereunder shall be borne by the Company.

III.     MEETINGS

         The Committee shall meet as often as it deems appropriate, but not less frequently than once each year to review the compensation of the executive officers and directors of the Company, and otherwise perform its duties under this charter.

         A majority of the members shall represent a quorum of the Committee, and, if a quorum is present, any action approved by at least a majority of the members present shall represent the valid action of the Committee. If the Committee is comprised of two members, one member present will represent a quorum. Any actions taken by the Committee during any period in which one or more members fail for any reason to meet the membership requirements set forth above shall be nonetheless duly authorized actions of the Committee for all corporate purposes.

         The Committee shall maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board. The Committee will also record its summaries of recommendations to the Board in written form, which will be incorporated as part of the minutes of the Board meeting at which those recommendations are presented.

IV.      COMMITTEE AUTHORITY AND RESPONSIBILITIES

         To fulfill its responsibilities and duties, the Committee shall:

         1. Determine all compensation for the Chief Executive Officer, including incentive-based and equity-based compensation. The Chief Executive Officer may not be present during such voting or deliberations.

         2. Develop annual performance objectives and goals relevant to compensation for the Chief Executive Officer and evaluate the performance of the Chief Executive Officer in light of these goals and objectives.

         3. Consider, in determining the long-term incentive component of compensation for the Chief Executive Officer, the Company's performance and relative shareholder return, the value of similar incentive awards to chief executive officers at comparable companies, and the awards given to the Company's Chief Executive Officer in past years.

         4. Make recommendations to the Board regarding incentive-based or equity-based compensation plans in which the Company's executive officers participate, and make recommendations to the Board regarding salaries, incentive and equity awards for other executive officers and oversee the evaluation of management.

         5. Approve all employment, severance, or change-in-control agreements, special or supplemental benefits, or provisions including the same, applicable to executive officers.

         6. Periodically review and advise the Board concerning both regional and industry-wide compensation practices and trends in order to assess the adequacy and competitiveness of the Company's compensation programs for the CEO, other executive officers and directors relative to comparable companies in the Company's industry.

         7. Review and propose to the Board from time to time changes in director compensation.

         8. Prepare an annual report on executive compensation for inclusion in the Company's proxy statement for the annual meeting of stockholders, in accordance with applicable rules and regulations.

         9. Perform such other activities consistent with this Charter, the Company's Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

         10. Make regular reports to the Board of Directors regarding the foregoing.

         11. Review and reassess the adequacy of this Charter as appropriate and recommend any proposed changes to the Board for approval.

         12. Review and evaluate the Committee's own performance on an annual basis.

                                                                      Appendix A

                        FORM OF CERTIFICATE OF AMENDMENT

                                       OF

                      RESTATED CERTIFICATE OF INCORPORATION

         SALON MEDIA GROUP, INC. (the "Company"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

         1. The undersigned hereby certifies that this amendment to the Restated Certificate of Incorporation of the Company has been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware:

         RESOLVED: That the Restated Certificate of Incorporation of the Company shall be amended, effective as of 8:30 a.m. Eastern Time on [ , 200 ,]/1/ to effect a [1-for-10, 1-for-12, 1-for-15, or 1-for-20]/2/ reverse stock split;

         RESOLVED FURTHER: That to effect such reverse stock split, paragraph
(A) of Article FOURTH of the Restated Certificate of Incorporation of the Company shall be amended to read as follows:

         "(A) The Corporation is authorized to issue a total of 55,000,000 shares of stock in two classes designated respectively "Preferred Stock" and "Common Stock"./3/ The total number of shares of all series of Preferred Stock that the Corporation shall have the authority to issue is 5,000,000 and the total number of shares of Common Stock that the Corporation shall have the authority to issue is 50,000,000. All of the authorized shares shall have a par value of $0.001. Upon the filing of this Certificate of Amendment of the Restated Certificate of Incorporation, each [ten, twelve, fifteen, or twenty] issued and outstanding shares of the Corporation's Common Stock ("Old Common Stock") shall be automatically converted, reclassified and combined into one share of Common Stock. Any stock certificate that, immediately prior to the filing of this Certificate of Amendment represented shares of the Old Common Stock will, from and after the filing of this Certificate of Amendment, automatically and without the necessity of presenting the same for exchange, represent the number of Common Stock as equals the product of Old Common Stock represented by such certificate immediately prior to the filing of this Certificate of Amendment by [1-for-10, 1-for-12, 1-for-15, or 1-for-20]."

         2. The foregoing amendment has been approved by the stockholders of the Corporation at a duly held meeting of stockholders.

         IN WITNESS WHEREOF, SALON MEDIA GROUP, INC. has caused this certificate to be signed by its Chief Executive Officer this ____ day of ____________, 200_.


                                    SALON MEDIA GROUP, INC.

                                    By:
                                       -----------------------------------
                                    Name:  David Talbot
                                    Title: Chairman and Chief Executive Officer


The following footnotes will not be part of the Certificate of Amendment as filed, but exist for explanatory purposes only:

/1/ By approving the proposed amendment, Salon stockholders will be authorizing the board of directors to implement the reverse split at any time on or before the earlier of the date of Salon's 2005 Annual Meeting of Stockholders or December 31, 2005, or to abandon the reverse split at any time. If the amendment has not been filed with the Delaware Secretary of State by the close of business on foregoing date, the Salon board of directors will either resolicit Salon stockholder approval or abandon the reverse split.

/2/ The Company's Board of Directors has proposed amending Article IV(A) of Salon's Restated Certificate of Incorporation to effect a reverse stock split in which the outstanding shares of common stock, referred to as "old common stock," will be converted, reclassified and combined as a smaller number of shares of common stock, referred to as "new common stock," by a ratio of 1-for-10, 1-for-12, 1-for-15, or 1-for-20 (as if each amendment is being submitted as a separate proposal), with one of such amendments containing the final reverse split ratio to be determined by Salon's board of directors, which shall have the right to abandon all other ratios or the amendment in its entirety itself. The exact ratio will be determined by the Company's Board of Directors based on prevailing market conditions at the time the reverse stock split is effected. The Company's stockholders are being asked to approve a separate amendment to its Restated Certificate of Incorporation corresponding to each of the possible reverse split ratios between ten and twenty, with the board of directors having the authority to give its final approval to only one of such amendments, or to abandon each of such amendments at its discretion.

/3/ The Company's Board of Directors has proposed an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 50,000,000 to 600,000,000 which will be considered by the Company's stockholders at the 2004 Annual Meeting of Stockholders. Should this proposal pass, the first two sentences of paragraph (A) of Article FOURTH of the Restated Certificate of Incorporation of the Company would instead state: "The Corporation is authorized to issue a total of 605,000,000 shares of stock in two classes designated respectively "Preferred Stock" and "Common Stock". The total number of shares of all series of Preferred Stock that the Corporation shall have the authority to issue is 5,000,000 and the total number of shares of Common Stock that the Corporation shall have the authority to issue is 600,000,000."

                             SALON MEDIA GROUP, INC.

                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON NOVEMBER 10, 2004

                       SOLICITED BY THE BOARD OF DIRECTORS


         The undersigned hereby appoints David Talbot and Elizabeth Hambrecht, and each of them, with full power of substitution, to represent the undersigned and to vote all of the shares of stock in Salon Media Group, Inc., a Delaware corporation (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company's principal executive offices, 22 Fourth Street, 11th Floor, San Francisco, CA on November 10, 2004, at 11:00 a.m. local time, and at any adjournment or postponement thereof (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Proxy Statement of the Company dated October 21, 2004 (the "Proxy Statement"), receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting.

         THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR PROPOSALS 1 THROUGH 5.



CONTINUED AND TO BE SIGNED ON REVERSE SIDE                      ----------------
                                                                SEE REVERSE SIDE
                                                                ----------------

                         (TO BE SIGNED ON REVERSE SIDE)


                 PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

(x)      PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR AND FOR PROPOSALS 2, 3, 4 AND 5.

         1. To elect the following two persons as Class I directors to hold office for a one-year term and until their successors are elected and qualified:

              Nominee:   George Hirsch

                         ( )  FOR          ( )  WITHHELD

              Nominee:   John Warnock

                         ( )  FOR          ( )  WITHHELD

         To elect the following two persons as Class II directors to hold office for a two-year term and until their successors are elected and qualified:

              Nominee:   Robert Ellis

                         ( )  FOR          ( )  WITHHELD

              Nominee:   David Talbot

                         ( ) FOR           ( )  WITHHELD

         To elect the following two persons as Class II directors to hold office for a one-year term and until their successors are elected and qualified:

              Nominee:   Elizabeth Hambrecht

                         ( )  FOR          ( )  WITHHELD

              Nominee:   Robert McKay

                         ( )  FOR          ( )  WITHHELD

              Nominee:   James H. Rosenfield

                         ( )  FOR          ( )  WITHHELD

              Nominee:   Jann Wenner

                         ( )  FOR          ( )  WITHHELD

         2.   To approve the Salon Media Group, Inc. 2004 Stock Plan

              FOR                     AGAINST                     ABSTAIN
              ( )                       ( )                         ( )


         3. To consider an amendment to Salon's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 50,000,000 to 600,000,000.

              FOR                     AGAINST                     ABSTAIN
              ( )                       ( )                         ( )

         4. To consider and approve an amendment to the Company's Restated Certificate of Incorporation to effect a reverse split of its outstanding Common Stock by:

              PLEASE VOTE FOR, AGAINST OR ABSTAIN ON ALL PROPOSALS 4A THROUGH 4D


         A.  A ratio of 1:10      FOR           AGAINST          ABSTAIN
                                  ( )             ( )              ( )

         B.  A ratio of 1:12      FOR           AGAINST          ABSTAIN
                                  ( )             ( )              ( )

         C.  A ratio of 1:15      FOR           AGAINST          ABSTAIN
                                  ( )             ( )              ( )

         D.  A ratio of 1:20      FOR           AGAINST          ABSTAIN
                                  ( )             ( )              ( )


         5. To ratify the appointment of Burr, Pilger & Mayer LLP as independent registered public accountants of the Company for the fiscal year ending March 31, 2005.

              FOR                     AGAINST                     ABSTAIN
              ( )                       ( )                         ( )


WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.



                                                MARK HERE FOR ADDRESS      ( )
                                                CHANGE AND NOTE AT LEFT


Signature:                                      Date:
          -------------------------------            ---------------------------

Signature:                                      Date:
          -------------------------------            ---------------------------



Note: Sign exactly as your name(s) appears on your stock certificate. If shares of stock are held in the name of two or more persons or in the name of husband and wife, either as joint tenants or otherwise, both or all of such persons should sign the above Proxy. If shares of stock are held by a corporation, the Proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary. Executors or administrators or other fiduciaries that execute the above Proxy for a deceased stockholder should give their full title. Please date the Proxy.